EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

WINNING EDGE INTERNATIONAL, INC.

PROGAMES ACQUISITION CORP.

AND

PROGAMES NETWORK, INC.

March 6, 2007

DC1 30188168.8

TABLE OF CONTENTS

Article I  Certain Definitions

Article II  The Transaction

2.1

The Merger

2.2

Consideration; Conversion of ProGames Shares.

2.3

The Closing

2.4

Actions at the Closing.

2.5

Effect on Capital Stock.

2.6

Certificate Legends

2.7

Certificate of Incorporation

2.8

Bylaws

2.9

Directors and Officers

2.10

Closing of Transfer Books

2.11

Tax and Accounting Consequences

2.12

Additional Action

2.13

Taking of Necessary Action; Further Action

2.14

Dissenters’ Rights

Article III  Representations and Warranties of ProGames

3.1

Organization, Qualification and Corporate Power

3.2

Capitalization

3.3

Authorization of Transaction

3.4

Noncontravention

3.5

Subsidiaries

3.6

Financial Statements

3.7

Absence of Certain Changes

3.8

Undisclosed Liabilities

3.9

Tax Matters

3.10

Assets

3.11

Owned Real Property

3.12

Real Property Leases

3.13

Intellectual Property

3.14

Contracts

3.15

Insurance

3.16

Litigation.

3.17

Legal Compliance; Restrictions on Business Activities

3.18

Employees.

3.19

Employee Benefits.

3.20

Permits

3.21

Brokers’ Fees

3.22

Books and Records

3.23

Banking Relationships and Investments

3.24

Environmental Protection

3.25

Dissenting Shares

3.26

ProGames Action

3.27

Access to Information

3.28

Disclosure

Article IV  Representations and Warranties of  Winning Edge and the Merger Sub

4.1

Organization

4.2

Capitalization

4.3

Authorization of Transaction

4.4

Noncontravention

4.5

Subsidiaries

4.6

Reports and Financial Statements

4.7

Absence of Certain Changes

4.8

Undisclosed Liabilities

4.9

Tax Matters.

4.10

Assets

4.11

Owned Real Property

4.12

Real Property Leases

4.13

Intellectual Property

4.14

Contracts

4.15

Insurance

4.16

Litigation.

4.17

Legal Compliance; Restrictions on Business Activities

4.18

Employees.

4.19

Employee Benefits.

4.20

Permits

4.21

Brokers’ Fees

4.22

Books and Records

4.23

Banking Relationships and Investments

4.24

Environmental Protection

4.25

Winning Edge and the Merger Sub Action

4.26

Access to Information

4.27

Merger Shares

4.28

Business of the Merger Sub

4.29

Qualification as a Reorganization

4.30

Absence of Plans

4.31

Disclosure

Article V  Covenants

5.1

Best Efforts

5.2

Securities Laws.

5.3

Reorganization

5.4

Reasonable Commercial Efforts and Further Assurances

5.5

No Solicitation

5.6

Indemnification

5.7

Reverse Stock Split

5.8

Series B Preferred Stock; Special Dividend

5.9

Private Placement

5.10

Officers and Directors of Winning Edge

5.11

Certain Employees

5.12

Notice of Redemption

5.13

Restructure of Bridge Financing

5.14

Renegotiation of Consulting Agreement

5.15

Bank Accounts

5.16

No Stock Issuances

Article VI  Conditions to Consummation of Merger

6.1

Conditions to Each Party’s Obligations

6.2

Conditions to Obligations of Winning Edge and the Merger Sub

6.3

Conditions to Obligations of ProGames

6.4

Certain Waivers

Article VII  Termination; Indemnification

7.1

Termination of Agreement

7.2

Effect of Termination.

7.3

Amendment

7.4

Extension, Waiver

7.5

Survival of Representations, Warranties and Covenants.

7.6

Indemnification of Winning Edge

7.7

Indemnification of ProGames

7.8

General Notice and Procedural Requirements for Indemnity Claims

7.9

Notice and Procedural Requirements for Third Party Claims

7.10

Notice and Procedural Requirements for Direct Claims

7.11

Maximum Liability

Article VIII  Miscellaneous

8.1

No Third Party Beneficiaries

8.2

Entire Agreement

8.3

Succession and Assignment

8.4

Public Announcement

8.5

Confidentiality

8.6

Counterparts, Facsimile Signatures

8.7

Headings

8.8

Notices

8.9

Governing Law

8.10

Severability

8.11

Expenses; Attorney’s Fees

8.12

Disclosure Letters

8.13

Construction

8.14

Incorporation of Exhibits and Schedules

List of Exhibits

Exhibit A – Financial Statements

Exhibit B – Form of Accredited Investor Questionnaire

Exhibit C – Series B Preferred Stock

Exhibit D – Officers and Directors of Winning Edge After the Merger

Exhibit E – Form of Opinion of Seyfarth Shaw LLP

Exhibit F – Form of Opinion of Victor D. Schwarz, P.C.

– i –

DC1 30188168.8

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) entered into as of March 6, 2007, by and among WINNING EDGE INTERNATIONAL, INC., a Delaware corporation (“Winning Edge”), PROGAMES ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Winning Edge (the “Merger Sub”), and PROGAMES NETWORK, INC., a Delaware corporation (“ProGames”).  Winning Edge, the Merger Sub and ProGames each, individually, a “Party” or, collectively, the “Parties.”

RECITALS

WHEREAS, this Agreement contemplates a merger of the Merger Sub with and into ProGames (the “Merger”) in a transaction that is intended to qualify, for federal income tax purposes, as a reverse triangular merger under Section 368(a)(2)(E) of the Code (as defined below), in which the stockholders of ProGames will receive capital stock of Winning Edge in exchange for their shares of capital stock of ProGames.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, agreements and covenants herein contained, and for good and other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

The following terms undefined in the text of this Agreement shall have the following meanings:

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banks located in Washington, D.C. shall be authorized or required by law to close.

“Closing Documents” shall mean documents, certificates or other instruments delivered or to be delivered by or on behalf of ProGames at the Closing pursuant to Article VI, the Schedules and Exhibits of this Agreement.

“Code” shall mean United States Internal Revenue Code of 1986, as amended.

“Dissenting Shares” shall have the meaning set forth in Section  of this Agreement.

“Employee Benefit Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including, without limitation, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, options, or other forms of incentive compensation or post-retirement compensation.

“ERISA Affiliate” shall mean any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes ProGames.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean Generally Accepted Accounting Principles.

“Governmental Entity” shall mean any court, arbitration tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

“including”, “include”, “includes”, shall be construed as if followed by the phrase “without limitation”.

“Intellectual Property” shall mean all intellectual property that ProGames owns or uses in the conduct of its business, as it is currently conducted, including, but not limited to, (i) all United States and foreign patents (both issued and applied for) listed on the ProGames Disclosure Letter, (ii) all trademarks, trade names, service marks, copyrights, and all applications for such trademarks, trade names, service marks and copyrights, and all patent rights in each case listed on the ProGames Disclosure Letter, and (iii) all trade secrets, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material, and all third-party issued United States and foreign patents, patent rights and patent applications (excluding packaged commercially available licensed software programs sold to the public).

“knowledge” shall mean, (a) when made with reference to ProGames, the actual knowledge of the executive officers of ProGames, and (b) when made with reference to Winning Edge, the actual knowledge of the executive officers of Winning Edge.

“Material Adverse Effect” when used in connection with an entity means any change, event, circumstance or effect whether or not such change, event, circumstance or effect is caused by or arises in connection with a breach of a representation, warranty, covenant or agreement of such entity in this Agreement that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations, employees, or prospects of such entity taken as a whole with its subsidiaries, except to the extent that any such change, event, circumstance or effect results from (i) changes in general economic conditions, (ii) changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity in a substantially disproportionate manner), or (iii) changes in the trading prices for such entity’s capital stock.

“Merger Shares” shall mean Winning Edge Stock issued to ProGames’s stockholders in consideration for the conversion of ProGames Shares as a result of the Merger.  The maximum number of Merger Shares issuable in connection with the Merger is 34,129,823 shares of Winning Edge Stock, which, immediately after the consummation of the Merger and prior to the closing of the Private Placement, shall equal no less than 87.5% of the sum of (x) all issued and outstanding shares of Winning Edge Stock plus (y) 22,222  shares (after giving effect to the Reverse Stock Split) issuable to Wayne Allen Root at the Closing and 232,176 shares (after giving effect to the Reverse Stock Split) issuable to Corporate Strategies at the Closing and all shares of Winning Edge Stock issuable upon the conversion or exchange of all outstanding shares of stock and other securities and the exercise of all outstanding options, warrants and other rights to acquire shares of Winning Edge Stock or securities convertible into or exchangeable for shares of Winning Edge Stock except for 113,976 shares (after giving effect to the Reverse Stock Split) issuable upon the exercise of outstanding options, warrants and rights to acquire Winning Edge Stock that at prices greater than $2.00 per share (after giving effect to the Reverse Stock Split) and 9,969,000 shares (before giving effect to the Reverse Stock Split) reserved for issuance in accordance with the terms of the Secured Convertible Term Note held by Laurus Master Fund, Ltd. and will not be issued if the Secured Convertible Term Note is repaid as contemplated in Section .

“Merger Sub Common Stock” shall mean the common stock, par value $0.001 per share, of the Merger Sub.

“Permits” shall mean all permits, licenses, registrations, certificates, orders or approvals received from any Governmental Entity (including, without limitation, those issued or required under applicable export laws or regulations).

“Person” or “person” shall mean any individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust or incorporated organization.

“Private Placement” shall mean a private placement offering pursuant to which Winning Edge intends to raise a minimum $2,200,000 in gross proceeds pursuant to the sale of equity-linked securities, and which the initial closing of such offering is to be closed on or prior to the Closing Date.  The consummation of the Merger is one of the conditions to the closing of the Private Placement.

“ProGames Shares” shall mean all of the issued and outstanding shares of capital stock of ProGames on a fully diluted basis, consisting of 3,265,053 shares of common stock, $0.001 par value per share.

“Reverse Stock Split” shall have the meaning set forth in Section .

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Interest” shall mean any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s, and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business of ProGames and not material to ProGames, and (iv) liens for current Taxes that are being contested in good faith.

“Taxes” shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and any amounts of Taxes of another person that ProGames or any subsidiary thereof is liable to pay by law or otherwise.

“Tax Returns” means all reports, returns, declarations, statements or other information supplied or required to be supplied to a taxing authority in connection with Taxes including, without limitation, any schedules, attachments or amendments thereto.

“Third Party Intellectual Property Rights” shall mean all material written licenses, sublicenses and other agreements as to which ProGames is a party and pursuant to which ProGames is authorized to use any third party patents, patent rights, trademarks, service marks, trade secrets or copyrights, including software which is used in the business of ProGames or which form a part of any existing product or service of ProGames, excluding commercially available licensed software programs sold to the public.

“Winning Edge Stock” shall mean common stock, par value $0.0001 per share, of Winning Edge.  It is understood and agreed that the Merger Shares issued in connection with the transactions contemplated by this Agreement shall be shares of common stock of Winning Edge that have not been registered under the Securities Act.

ARTICLE II

THE TRANSACTION

2.1

The Merger.  Upon and subject to the terms and conditions of this Agreement, Merger Sub shall merge with and into ProGames (such merger is referred to herein as the “Merger”) at the Effective Time.  From and after the Effective Time, the separate corporate existence of the Merger Sub shall cease and ProGames shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).  The Surviving Corporation shall be operated as a wholly-owned subsidiary of Winning Edge.  The “Effective Time” shall be the time at which the Certificate of Merger of ProGames and the Merger Sub (the “Certificate of Merger”), prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law  (the “DGCL”), is filed with and accepted by the Secretary of State of the State of Delaware.  The Merger shall have the effects specified in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of ProGames and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of ProGames and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.2

Consideration; Conversion of ProGames Shares.

(a)

In the event that all of ProGames Shares are converted as a result of the Merger, the holders of ProGames Shares will be issued an aggregate of 34,129,823 shares of Winning Edge Stock as determined pursuant to Section (b) hereafter.

(b)

At the Effective Time and without any further action on the part of Winning Edge, ProGames or any other Person, each of ProGames Shares outstanding as of immediately prior to the Effective Time (other than any ProGames Shares that are Dissenting Shares) shall be converted into the right to receive 10.45307 shares of Winning Edge Stock (the “Merger Shares”) but in no event will more than 35,000,000 shares in aggregate be issued.

(c)

Within five (5) Business Days after the Closing Date, Winning Edge shall deliver to the stockholders of ProGames in connection with the Merger and in consideration for the conversion of ProGames Shares, stock certificates representing the Merger Shares issued in the names of such stockholders and in the amounts set forth in Schedule .

2.3

The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the Washington, DC offices of Seyfarth Shaw LLP, on or before the later of May 18, 2007 (the “Termination Date”) or twenty-one (21) days after the mailing of an information statement to the shareholders of Winning Edge or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on the third Business Day after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than those conditions which by their terms can only be satisfied on the date of the Closing) (the “Closing Date”).  If the Closing is consummated, Winning Edge, the Merger Sub and ProGames will be deemed to have waived any of the conditions set forth in  to the extent not satisfied at or prior to the Closing.

2.4

Actions at the Closing.

(a)

ProGames shall deliver the following to Winning Edge:

(i)

certificates representing ProGames Shares, accompanied by stock powers duly executed in blank or duly executed instruments of transfer, medallion guaranteed, and any other documents that are necessary to transfer to Winning Edge good and valid title to ProGames Shares free and clear of all liens; and

(ii)

the various certificates, instruments and documents referred to in Section  to be delivered by ProGames.  All certificates representing ProGames Shares surrendered to Winning Edge shall be canceled after such delivery.  Until surrendered as contemplated by this Section , each such certificate representing ProGames Shares (other than any certificate representing Dissenting Shares) shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Shares in accordance with this Agreement.

(b)

Winning Edge shall deliver the following to ProGames:

(i)

certificates representing the Merger Shares in accordance with Section ; and

(ii)

the various certificates, instruments and documents referred to in Section  to be delivered by Winning Edge or the Merger Sub.

2.5

Effect on Capital Stock.

(a)

At the Effective Time, ProGames Shares shall, except with respect to any Dissenting Shares, by virtue of the Merger and without any action on the part of any Party or the holder thereof, automatically be canceled and extinguished and converted into the right to receive the Merger Shares.

(b)

At the Effective Time, each share of the Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(c)

Notwithstanding the foregoing, no fractional shares of Winning Edge Stock shall be issued as part of the Merger Shares.  All shares of Winning Edge Stock issued to the holders of ProGames Shares at the Effective Time pursuant to this Section  shall be rounded to the nearest whole number.

(d)

Notwithstanding the foregoing, no amounts shall be payable at or after the Effective Time with respect to any Dissenting Shares (as defined in Section ) or any shares of ProGames Shares with respect to which dissenters’ rights have not terminated.  In the case of Dissenting Shares, payment shall be made in accordance with  and the DGCL.  In the case of any shares with respect to which dissenters’ rights have not terminated as of the Effective Time, if such ProGames Shares become Dissenting Shares, payment shall be made in accordance with  and the DGCL, and if, instead, the dissenters’ rights with respect to such ProGames Shares irrevocably terminate after the Effective Time, such shares shall be entitled only to receive the applicable Merger Shares upon delivery of the certificate(s) representing the applicable ProGames Shares.

2.6

Certificate Legends.  The Merger Shares to be issued pursuant to this  shall not have been registered and shall be characterized as “restricted securities” under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act only in certain limited circumstances.  Each certificate evidencing Merger Shares to be issued pursuant to this  shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT  BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

2.7

Certificate of Incorporation.  At the Effective Time, the Certificate of Incorporation of ProGames, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until hereafter amended as provided by the DGCL.

2.8

Bylaws.  The Bylaws of the Surviving Corporation shall be the same as the Bylaws of ProGames immediately prior to the Effective Time.

2.9

Directors and Officers.  The directors of ProGames shall become the directors of the Surviving Corporation immediately after the Effective Time.  The officers of ProGames shall become the officers of the Surviving Corporation immediately after the Effective Time, retaining their respective positions.  In addition, immediately after the Effective Time, Winning Edge shall appoint the individuals set forth on Exhibit D as the officers and directors of Winning Edge, each to hold office until such time as their successors are duly elected and qualified.

2.10

Closing of Transfer Books.  At the Effective Time, each of the holders of ProGames Shares shall cease to have any rights as a stockholder of ProGames (except as set forth in this Agreement with respect to the Merger Shares), and the stock transfer books of ProGames shall be closed with respect to all ProGames Shares outstanding immediately prior to the Effective Time.  No further transfer of any such ProGames Shares shall be made on such stock transfer books after the Effective Time.  If, after the Effective Time, a valid certificate previously representing any ProGames Shares is presented to Winning Edge, such certificate shall be canceled and exchanged as provided in this .

2.11

Tax and Accounting Consequences.  It is intended by the parties hereto that the Merger shall constitute a reverse triangular merger reorganization within the meaning of Section 368(a)(2)(E) of the Code.

2.12

Additional Action.  The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of ProGames, necessary to consummate the Merger and confirm the effectiveness of the Merger, so long as such action is not inconsistent with this Agreement.

2.13

Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of ProGames and the Merger Sub, the officers and directors of ProGames and the Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and each of them shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

2.14

Dissenters’ Rights.  ProGames Shares that have not been voted for approval of this Agreement or consented thereto in writing and with respect to which a demand for payment and appraisal have been properly made in accordance with the DGCL (“Dissenting Shares”) will not be converted into the right to receive the Merger Shares otherwise payable with respect to such ProGames Shares at or after the Effective Time, but will be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL.  If a holder of Dissenting Shares (a “Dissenting Stockholder”) withdraws his or her demand for such payment and appraisal or becomes ineligible for such payment and appraisal, then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder’s Dissenting Shares will cease to be Dissenting Shares and will be converted into the right to receive, and will be exchangeable for, the Merger Shares in accordance with Section  of this Agreement.  ProGames will give Winning Edge and Merger Sub prompt notice of any demand received by ProGames from a holder of Dissenting Shares for appraisal of such Dissenting Stockholder’s ProGames Shares, and Winning Edge shall have the right to participate in all negotiations and proceedings with respect to such demand.  ProGames agrees that, except with the prior written consent of Winning Edge, or as required under the DGCL, it will not voluntarily make any payment with respect to, or settle or offer or agree to settle, any such demand for appraisal.  Each Dissenting Stockholder who, pursuant to the provisions of the DGCL, becomes entitled to payment of the value of the Dissenting Shares will receive payment therefor but only after the value therefor has been agreed upon or finally determined pursuant to such provisions.  Any portion of the Merger Shares that would otherwise have been payable with respect to Dissenting Shares if such ProGames Shares were not Dissenting Shares will be retained by Winning Edge.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PROGAMES

Except as set forth in the ProGames Disclosure Letter attached to this Agreement (the “ProGames Disclosure Letter”), ProGames hereby represents and warrants to Winning Edge and the Merger Sub as follows:

3.1

Organization, Qualification and Corporate Power.  ProGames is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.  ProGames is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on ProGames.  ProGames has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  ProGames has furnished or made available to Winning Edge true and complete copies of its Certificate of Incorporation and Bylaws, each as amended and as in effect on the date hereof (hereinafter the “ProGames Charter” and “Bylaws”, respectively).  ProGames is not in default under or in violation of any provision of ProGames Charter or Bylaws.

3.2

Capitalization.  The authorized capital stock of ProGames consists of 20,000,000 shares of capital stock, all of which are designated as common stock, $0.001 par value, and of which 3,120,000 shares are issued and outstanding.  Section  of the ProGames Disclosure Letter sets forth a complete and accurate list of all stockholders of ProGames, indicating the number of ProGames Shares held by each stockholder and their respective addresses.  All issued and outstanding shares of ProGames stock have been duly authorized and validly issued, and are fully paid and nonassessable.  All of the outstanding shares of common stock and other outstanding securities of ProGames have been duly and validly issued in compliance with federal and state securities laws.  Except as set forth in Section  of the ProGames Disclosure Letter, there are no outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of ProGames, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of ProGames.  There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to ProGames.  All of the issued and outstanding shares of ProGames’s capital stock are free and clear of any liens, pledges, encumbrances, charges, agreements adversely effecting title to such shares or claims (other than those created by virtue of this Agreement or by Winning Edge), and the certificates evidencing the ownership of such shares are in proper form for the enforcement of the rights and limitations of rights pertaining to said shares which are set forth in ProGames Charter and Bylaws.  All securities issued by ProGames through the date of this Agreement have been issued in compliance with all federal and state securities laws including, without limitation, applicable exemptions from any requirements for registration or qualification.

3.3

Authorization of Transaction.  Subject to ProGames Stockholder Approval (as defined below) of the Merger and this Agreement, ProGames has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by at least a majority of the votes represented by the outstanding ProGames Shares entitled to vote on this Agreement and the Merger, voting in accordance with the DGCL and ProGames Charter (the “ProGames Stockholder Approval”), the performance by ProGames of this Agreement and the consummation by ProGames of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of ProGames.  This Agreement has been duly and validly executed and delivered by ProGames and, assuming the due authorization, execution and delivery by Winning Edge and the Merger Sub, constitutes a valid and binding obligation of ProGames, enforceable against ProGames in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.  Simultaneous with the execution and delivery of this Agreement, at least a majority of the votes represented by the outstanding ProGames Shares entitled to vote on this Agreement and the Merger have submitted their written consent to the adoption of this Agreement and the approval of the Merger.

3.4

Noncontravention.  Subject to receipt of ProGames Stockholder Approval, compliance with the applicable requirements of the Securities Act and any applicable state securities laws and the filing of the Certificate of Merger as required by the State of Delaware, neither the execution and delivery of this Agreement by ProGames, nor the consummation by ProGames of the transactions contemplated hereby, will: (a) conflict with or violate any provision of ProGames Charter or the Bylaws; (b) require on the part of ProGames any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, other than (i) those required solely by reason of Winning Edge’s or the Merger Sub’s participation in the transactions contemplated hereby, (ii) those required to be made by Winning Edge or the Merger Sub, and (iii) any filing, permit, authorization, consent or approval which if not made or obtained would not have a Material Adverse Effect on ProGames; (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract listed in Section  of the ProGames Disclosure Letter, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver that would not reasonably be expected to have a Material Adverse Effect on ProGames; (d) result in the imposition of any Security Interest upon any assets of ProGames; or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ProGames, any of its properties or assets, other than such conflicts, violations, defaults, breaches, cancellations or accelerations referred to in clauses (a) through (e) (inclusive) hereof which would not have a Material Adverse Effect on ProGames.

3.5

Subsidiaries.  Except as set forth in Section  of the ProGames Disclosure Letter, ProGames does not have any direct or indirect subsidiaries or any equity interest in any other firm, corporation, membership, joint venture, association or other business organization.

3.6

Financial Statements.  Attached as Exhibit A is the audited balance sheet as of March 31, 2006 and unaudited balance sheet as of January 31, 2007 (the “Balance Sheet Date”), audited statements of operations and statements of cash flows from December 16, 2005 (inception) through March 31, 2006, unaudited statements of operations and statements of cash flows for the ten-month period ended January 31, 2007 and from December 16, 2005 (inception) through January 31, 2007 and the unaudited statement of changes in stockholders’ equity from December 16, 2005 (inception) through January 31, 2007.  Such financial statements (collectively, the “Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly and accurately present the financial condition, results of operations and cash flows of ProGames as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of ProGames; provided, however, that the Financial Statements referred to above are subject to normal recurring year-end adjustments (which will not in the aggregate be material).  The books and records, financial and otherwise, of  ProGames are in all material respect complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of  ProGames.  ProGames has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

3.7

Absence of Certain Changes.  Since the Balance Sheet Date, ProGames has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any Material Adverse Effect on ProGames.

3.8

Undisclosed Liabilities.  ProGames has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities accrued, reflected, reserved against on the Financial Statements, (b) liabilities which have arisen since the Balance Sheet Date, in the ordinary course of business, (c) contractual or statutory liabilities incurred in the ordinary course of business, and (d) liabilities which would not have a Material Adverse Effect on ProGames.

3.9

Tax Matters.  ProGames has timely (taking into account extensions of time to file) filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects.  All Taxes that ProGames is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity or deposited in accordance with law.

3.10

Assets.  ProGames has good and marketable title to or, in the case of leased assets, a valid leasehold interest in, all tangible assets necessary for the conduct of its businesses as presently conducted.  No asset of ProGames (tangible or intangible) is subject to any Security Interest.  All machinery and equipment is in good condition and repair, normal wear and tear excepted.  All leases of personal property to which ProGames is a party are fully effective and afford ProGames peaceful and undisturbed possession of the subject matter of the lease.  ProGames is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or rule applicable to the operation of the owned or leased assets (the violation of which would have a Material Adverse Effect on its business), nor has ProGames received any written notice of violation with which it has not complied.

3.11

Owned Real Property.  ProGames does not own any real property.

3.12

Real Property Leases.  Section  of the ProGames Disclosure Letter lists all real property leased or subleased to ProGames.  ProGames has delivered or made available to Winning Edge correct and complete copies of the leases and subleases (as amended to date) listed in Section  of the ProGames Disclosure Letter.  With respect to each lease and sublease listed in Section  of the ProGames Disclosure Letter:

(a)

the lease or sublease is legal, valid, binding, enforceable and in full force and effect with respect to ProGames and, to ProGames’s knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, and will continue to be so following the Closing in accordance with the terms thereof as in effect prior to the Closing (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought);

(b)

ProGames is not in breach or default under any such lease or sublease and, to ProGames’s knowledge, no other party to the lease or sublease is in breach or default, and, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(c)

there are no oral agreements or forbearance programs in effect as to the lease or sublease;

(d)

ProGames has not received any written notice of any dispute with regards to any lease or sublease; and

(e)

ProGames has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

3.13

Intellectual Property.  Section  of the ProGames Disclosure Letter is a true and complete list of (i) all Intellectual Property presently owned or held by ProGames and (ii) any license agreements under which ProGames has access to any confidential information used by ProGames in its business (such licenses and agreements, collectively, the “Intellectual Property Rights”) necessary for the conduct of ProGames’s business as conducted and as currently proposed to be conducted by ProGames.  ProGames owns, or has the right to use, free and clear of all Security Interests, all of the Intellectual Property and the Intellectual Property Rights.  There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property and the Intellectual Property Rights, nor is ProGames bound by or a party to any options, licenses or agreements of any kind with respect to any of the Intellectual Property, the Intellectual Property Rights and the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.  ProGames has not received any communications alleging that ProGames has violated or, by conducting its business as conducted and as currently proposed to be conducted by ProGames, violates any Third Party Intellectual Property Rights and to ProGames’s knowledge, the business as conducted and as currently proposed to be conducted by ProGames will not cause ProGames to infringe or violate any Third Party Intellectual Property Rights.  There is no defect in the title to any of the Intellectual Property or, to the extent that ProGames has title to Intellectual Property Rights to any Intellectual Property Rights.  To ProGames’s knowledge, no officer, employee or director is obligated under any contract (including any license, covenant or commitment of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with the performance of such person’s duties as an officer, employee or director of ProGames, the use of such person’s best efforts to promote the interests of ProGames or ProGames’s business as conducted or as currently proposed to be conducted by ProGames.  No prior employer of any current or former employee of ProGames has any right, title or interest in the Intellectual Property and to ProGames’s knowledge, no person or entity has any right, title or interest in any Intellectual Property.  It is not and will not be with respect to the business as currently proposed to be conducted necessary for ProGames to use any inventions of any of its employees  made prior to their employment by ProGames.

3.14

Contracts.  Section  of the ProGames Disclosure Letter lists the following written arrangements (including, without limitation, written agreements) to which ProGames is a party:

(a)

any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of  $25,000 per annum including such lease arrangements with purchase commitments or similar obligations known to ProGames other than those listed pursuant to Section  in excess of $25,000;

(b)

any written arrangement (or group of related written arrangements) for the licensing or distribution of software, products or other personal property or for the furnishing or receipt of services, (i) which currently involves more than the sum of $25,000 per annum, (ii) in which ProGames has granted rights to license, sublicense or copy, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party, and (iii) which calls for performance by ProGames that as of the date hereof has not been fully completed;

(c)

any written arrangement establishing a partnership or joint venture;

(d)

any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(e)

a list of all parties to any written arrangement concerning confidentiality, non-disclosure or noncompetition;

(f)

any written arrangement involving any of the stockholders of ProGames or their affiliates, as defined in Rule 12b-2 under the Exchange Act (“Affiliates”);

(g)

any written arrangement under which the consequences of a default or termination could have a Material Adverse Effect on ProGames;

(h)

any other written arrangement (or group of related written arrangements) either (i) involving (A) more than $25,000 and (B) performance by ProGames that as of the date hereof has not been fully completed, or (ii) not entered into in the ordinary course of business;

(i)

any written arrangement under which ProGames provides maintenance or support services to any third party with regard to ProGames’s products and any written arrangement containing a commitment by ProGames to provide support for any such products for more than one year from the date of this Agreement involving, in each case, more than $25,000 (other than arrangements which by their terms permit the customer to extend such services after the expiration of the initial one year term);

(j)

any written arrangement by which ProGames has agreed to make available any consulting, enablement consulting, or education services (i) having a value in excess of $25,000 and (ii) providing for performance by ProGames that as of the date hereof has not been fully completed; and

(k)

any other material contract or agreement as such terms are defined in Regulation S-K promulgated under the Securities Act, to which ProGames is a party.

ProGames has delivered to or made available to Winning Edge a correct and complete copy of each written arrangement.  With respect to each such written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect with respect to ProGames and, to ProGames’s knowledge, the written arrangement is legal, valid, binding and is enforceable and in full force and effect with respect to each other party thereto (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought); (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect against ProGames, and to ProGames’s knowledge against each other party thereto, immediately following the Closing in accordance with the terms thereof (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought) as in effect prior to the Closing; and (iii) ProGames is not in breach or default, and, to ProGames’s knowledge, no other party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; except, in each case, for breaches, defaults and events that would not have a Material Adverse Effect on ProGames.  ProGames is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section  of the ProGames Disclosure Letter under the terms of this Section .

3.15

Insurance.  Section  of the ProGames Disclosure Letter lists each insurance policy (including fire, theft, casualty, general liability, director and officer, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which ProGames is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year.  Section  of the ProGames Disclosure Letter lists each person or entity required to be listed as an additional insured under each such policy.  Each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect following the Closing.

ProGames is not in breach or default, and does not anticipate being in breach or default after Closing (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; except for any breach, default, event, termination, modification or acceleration that would not have a Material Adverse Effect on ProGames; and ProGames has not received any written notice or to ProGames’s knowledge, oral notice, from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general.  ProGames has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

3.16

Litigation.

(a)

There are no:  (i) unsatisfied judgments, orders, decrees, stipulations or injunctions; or (ii) claims, complaints, actions, suits, proceedings or hearings or, to ProGames’s knowledge, investigations in or before any Governmental Entity or any arbitrator or to ProGames’s knowledge expected to be before any Governmental Entity or any arbitrator; to which ProGames, any officer, director, employee or agent of ProGames (in such person’s capacity as an officer, director, employee or agent of ProGames and not personally) is or was (for the two years prior to and including the date hereof) a party or, to the knowledge of ProGames, is threatened to be made a party.

(b)

There are no material agreements or other documents or instruments settling any claim, complaint, action, suit or other proceeding against ProGames.

3.17

Legal Compliance; Restrictions on Business Activities.  ProGames and the conduct and operation of its business are in material compliance with each law (including rules, regulations and requirements thereunder) of any federal, state, local or foreign government or any Governmental Entity which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to ProGames or its business, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect on ProGames.  There is no agreement, judgment, injunction, order or decree binding upon ProGames which has or would reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of ProGames, as currently contemplated by ProGames, and any acquisition of property of ProGames or the conduct of business by ProGames as currently conducted or proposed to be conducted.

3.18

Employees.

(a)

To ProGames’s knowledge, no employee has any plans to terminate employment with ProGames within six months of the date hereof.  ProGames is not a party to or bound by any collective bargaining agreement, nor has it experienced any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.  ProGames has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of ProGames.  ProGames is in compliance in all material respects with all currently applicable laws and regulations respecting wages, hours, occupational safety, or health, fair employment practices, and discrimination in employment terms and conditions, and is not engaged in any unfair labor practice except, in each case, where such practice or failure to comply would not reasonably be expected to have a Material Adverse Effect.  There are no pending claims against ProGames under any workers compensation plan or policy or for long term disability.  There are no proceedings pending or, to ProGames’s knowledge, threatened, between ProGames and its employees, which proceedings have or would reasonably be expected to have a Material Adverse Effect on ProGames.

(b)

Section  of the ProGames Disclosure Letter contains a list of employees whose employment has been terminated by ProGames in the ninety (90) days prior to Closing; including the name, address, date and reason for such termination.

3.19

Employee Benefits.

(a)

Section (a) of the ProGames Disclosure Letter contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by ProGames, or any ERISA Affiliate.  Complete and accurate copies of (i) all such Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all such unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years (or such shorter period with respect to which ProGames or any ERISA Affiliate has an obligation file Form 5500) for each Employee Benefit Plan, have been delivered or made available to Winning Edge.  Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of ProGames, and the ERISA Affiliates has met its obligations in all material respects with respect to such Employee Benefit Plan and has made all required contributions thereto within the time frames as prescribed by ERISA and the Code.  ProGames and all Employee Benefit Plans are in material compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

(b)

To ProGames’s knowledge, there are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

(c)

All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the remedial amendment period for requesting such determination has not yet expired, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification.

(d)

Neither ProGames nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(e)

At no time has ProGames or any ERISA Affiliate been obligated to contribute to any “multi-employer plan” (as defined in Section 4001(a)(3) of ERISA).

(f)

There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of ProGames (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under federal or state law.

(g)

No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by ProGames or any ERISA Affiliate that would subject ProGames or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

(h)

No Employee Benefit Plan is funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(i)

No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits ProGames from amending or terminating any such Employee Benefit Plan.

(j)

Section (j) of the ProGames Disclosure Letter discloses each: (i) agreement with any director, executive officer or other key employee of ProGames (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving ProGames of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from ProGames that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding ProGames, including, without limitation, any option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

3.20

Permits.  Section  of the ProGames Disclosure Letter sets forth a list of all material Permits issued to or held by ProGames.  Such listed Permits are the only Permits that are required for ProGames to conduct its business as presently conducted, except for those the absence of which would not have a Material Adverse Effect on ProGames.  Each such Permit is in full force and effect and to ProGames’s knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.  Each such Permit will continue in full force and effect following the Closing.

3.21

Brokers’ Fees.  ProGames has no liability or obligation to pay any fees or commissions to any broker, investment banking firm, finder or agent with respect to the transactions contemplated by this Agreement.

3.22

Books and Records.

The minute books and other similar records of ProGames contain true and complete records of all material actions taken at any meetings of the Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meetings.

3.23

Banking Relationships and Investments.  Section  of the ProGames Disclosure Letter sets forth an accurate, correct and complete list of all banks and financial institutions in which ProGames has an account, deposit, safe-deposit box or borrowing relationship, factoring arrangement or other loan facility or relationship, including the names of all persons authorized to draw on those accounts or deposits, or to borrow under loan facilities, or to obtain access to such boxes.  The ProGames Disclosure Letter sets forth an accurate, correct and complete list of all certificates of deposit, debt or equity securities and other investments  (the “Investments”) owned, beneficially or of record, by ProGames.  ProGames has good and legal title to all such Investments.

3.24

Environmental Protection.  No substances that are defined by any Governmental Entity concerning the environment as toxic materials, hazardous wastes or hazardous substances (including without limitation any asbestos, oils, petroleum-derived compound or pesticides) (collectively, “Hazardous Materials”) are or have been located in, on or about any of ProGames’s leased real property.  ProGames’s leased real property has not been used for the storage, manufacture or disposal of Hazardous Materials, and ProGames has not used, or provided permission to others to use, its leased real property for the storage, manufacture or disposal of Hazardous Materials.  Specifically, but without limitation, there are and have been no storage tanks located on any of ProGames’s leased real property.  No Hazardous Materials have been transported off site from ProGames’s leased real property.

3.25

Dissenting Shares.  Except as set forth in Section  of the ProGames Disclosure Letter, no holder of ProGames Shares who, pursuant to the DGCL, has the right to dissent to the Merger and demand payment for such ProGames Shares, has dissented and demanded payment for the fair value of such ProGames Shares in accordance with the DGCL in connection with the Merger, including any such holder that subsequently has withdrawn, failed to perfect or otherwise lost such holder’s right to such payment.

3.26

ProGames Action.  The Board of Directors of ProGames has (i) determined that the Merger is fair and in the best interests of ProGames and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the DGCL, and (iii) directed that this Agreement and the Merger be submitted to the stockholders for their adoption and approval and resolved to recommend that the stockholders vote in favor of the adoption of this Agreement and the approval of the Merger.

3.27

Access to Information.  Until the Closing, ProGames will allow Winning Edge and its agents reasonable access to the files, books, records and offices of ProGames, including, without limitation, any and all information relating to ProGames’s taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition.  ProGames will cause its accountants to cooperate with ProGames and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

3.28

Disclosure.  No representation or warranty by ProGames contained in this Agreement, including any statement contained in the ProGames Disclosure Letter or any Closing Document contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
WINNING EDGE AND THE MERGER SUB

Each of Winning Edge and the Merger Sub, jointly and severally, represents and warrants to ProGames that, as of the date hereof, the statements contained in this Article IV are true and correct, except as set forth in the schedule provided by Winning Edge and the Merger Sub to ProGames and attached hereto (the “Winning Edge Disclosure Letter”):

4.1

Organization.  Each of Winning Edge and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.  Each of Winning Edge and the Merger Sub is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Winning Edge or the Merger Sub.  Each of Winning Edge and the Merger Sub has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.  Winning Edge and the Merger Sub have each furnished or made available to ProGames true and complete copies of its Certificates of Incorporation and Bylaws, each as amended and as in effect on the date hereof.  Neither Winning Edge nor the Merger Sub is in default under or in violation of any provision of its Certificate of Incorporation, or Bylaws, as amended.

4.2

Capitalization.  The authorized capital stock of Winning Edge consists of 755,000,000 shares of capital stock, 750,000,000 of which are shares of Winning Edge Stock, and of which 124,849,843 shares are issued and outstanding, and 5,000,000 of which are shares of preferred stock, $0.0001 par value per share, of which 462,222 are issued and outstanding.  Section  of the Winning Edge Disclosure Letter sets forth a complete and accurate list of all stockholders of Winning Edge, indicating the number of shares of Winning Edge Stock held by each stockholder and their respective addresses.  All of the issued and outstanding shares of Winning Edge Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the outstanding shares of Winning Edge Stock and other securities of Winning Edge have been duly and validly issued in compliance with federal and state securities laws.  The authorized capital stock of the Merger Sub consists of 1,000 shares of common stock, no par value, all of which are issued and outstanding.  All of the issued and outstanding shares of capital stock of Merger Sub are duly authorized and validly issued, and fully paid and nonassessable, and were issued in compliance with all applicable laws.  Except as set forth in Section  of the Winning Edge Disclosure Letter, there are no outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of Winning Edge or Merger Sub, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of Winning Edge or Merger Sub. All outstanding and authorized subscriptions, options, warrants, plans and other agreements and rights of any kind to purchase or otherwise receive or be issued, and securities and obligations of any kind convertible into, any shares of capital stock or other securities of Winning Edge shall be adjusted pro rata to give effect to the Reverse Stock Split described in Section .

4.3

Authorization of Transaction.  Subject to Winning Edge Stockholder Approval (as defined below) of this Agreement, the Merger and the Reverse Stock Split, each of Winning Edge and the Merger Sub has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger and the Reverse Stock Split by at least a majority of the votes represented by the outstanding Winning Edge Shares entitled to vote on this Agreement, the Merger and the Reverse Stock Split, voting in accordance with the DGCL and the Certificate of Incorporation of Winning Edge (the “Winning Edge Stockholder Approval”),  and the performance by Winning Edge of this Agreement and the consummation by Winning Edge of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Winning Edge and the Merger Sub (including the sole stockholder of Merger Sub).  This Agreement has been duly and validly executed and delivered by Winning Edge and the Merger Sub and, assuming the due authorization, execution and delivery by ProGames, constitutes a valid and binding obligation of Winning Edge and the Merger Sub, enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.  Simultaneous with the execution and delivery of this Agreement, at least a majority of the votes represented by the outstanding Winning Edge Shares entitled to vote on this Agreement, the Merger and the Reverse Stock Split have submitted their written consent to the adoption of this Agreement, the approval of the Merger and the approval of the Reverse Stock Split.

4.4

Noncontravention.  Subject to compliance with the applicable requirements of the Securities Act, any applicable state securities laws and the Exchange Act and the filing of the Certificate of Merger as required by the DGCL and the Certificate of Amendment to the Certificate of Incorporation of Winning Edge to effect the Reverse Stock Split, neither the execution and delivery of this Agreement, nor the consummation by Winning Edge or the Merger Sub of the transactions contemplated hereby or thereby, will: (a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Winning Edge or the Merger Sub; (b) require on the part of Winning Edge or the Merger Sub any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, other than those (i) required solely by reason of ProGames’s participation in the transactions contemplated hereby or (ii) to be made by ProGames or (iii) any filing, permit, authorization, consent or approval which, if not made or obtained, would not have a Material Adverse Effect on Winning Edge; (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract listed in Section  of the Winning Edge Disclosure Letter, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver that would not reasonably be expected to have a Material Adverse Effect on Winning Edge or the Merger Sub; (d) result in the imposition of any Security Interest upon any assets of Winning Edge or the Merger Sub; or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Winning Edge or the Merger Sub or any of their properties or assets, except for any violation that would not have a Material Adverse Effect on Winning Edge or the Merger Sub.

4.5

Subsidiaries.  Except as set forth in Section  of the Winning Edge Disclosure Letter, Winning Edge does not have any direct or indirect subsidiaries or any equity interest in any other firm, corporation, membership, joint venture, association or other business organization.

4.6

Reports and Financial Statements.  Winning Edge has filed all forms, reports, schedules, registration statements, proxy statements and other documents (including any document required to be filed as an exhibit thereto) required to be filed by Winning Edge with the Securities and Exchange Commission (“SEC”) on a timely basis, and has made available to ProGames such forms, reports and documents in the form filed with the SEC.  All such required forms, reports, schedules, registration statements, proxy statements and other documents (including those that Winning Edge may file subsequent to the date hereof) are referred to herein as the “SEC Reports.”  As of their respective dates, the SEC Reports (including, without limitation, any financial statements or schedules included or incorporated by reference therein) (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as disclosed in Section  of the Winning Edge Disclosure Letter, the SEC Reports filed by Winning Edge and publicly available prior to the date of this Agreement, as of the date hereof, there has not been any Material Adverse Effect with respect to Winning Edge that would require disclosure under the Securities Act.

4.7

Absence of Certain Changes.  Since the date of its most recent SEC Report, Winning Edge has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any Material Adverse Effect on Winning Edge.

4.8

Undisclosed Liabilities.  Winning Edge has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities accrued, reflected, reserved against on the financial statements included in the SEC Reports, (b) liabilities which have arisen since the date of its most recent SEC Report in the ordinary course of business, (c) contractual or statutory liabilities incurred in the ordinary course of business and (d) liabilities which would not have a Material Adverse Effect on Winning Edge.

4.9

Tax Matters.

(a)

Winning Edge (and any consolidated group for tax purposes of which Winning Edge has been a member) has timely (taking into account extensions of time to file) filed all Tax Returns that it was required to file.  All such Tax Returns were correct and complete in all material respects.  All Taxes owed by Winning Edge, or for which Winning Edge may be liable (whether or not shown on any Tax Return), have been or will be timely paid.  Winning Edge is not currently the beneficiary of any extension of time within which to file any Tax Return.  No claim has ever been made by an authority in a jurisdiction where Winning Edge does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  There are no Security Interests on any of the assets of Winning Edge that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)

Winning Edge has withheld or collected and paid or deposited in accordance with law all Taxes required to have been withheld or collected and paid or deposited by Winning Edge in connection with amounts paid or owing to any employee, creditor, or stockholder.

(c)

There is no dispute or claim concerning any Tax liability of Winning Edge either (i) claimed or raised by any authority in writing or (ii) as to which Winning Edge has knowledge.

(d)

Winning Edge has not waived any statute of limitations in respect of Taxes or agreed to any extension of time nor has any such waiver or extension been required with respect to a Tax assessment or deficiency.

(e)

Winning Edge is in control of Merger Sub within the meaning of Section 368(c) of the Code.

(f)

Merger Sub is a newly-formed corporation and does not (nor has it ever had) more than nominal assets.

4.10

Assets.  Winning Edge has good and marketable title to or, in the case of leased assets, a valid leasehold interest in, all tangible assets necessary for the conduct of its businesses as presently conducted.  Except as set forth in Section  on the Winning Edge Disclosure Letter, no asset of Winning Edge (tangible or intangible) is subject to any Security Interest.  All machinery and equipment is in good condition and repair, normal wear and tear excepted.  All leases of personal property to which Winning Edge is a party are fully effective and afford Winning Edge peaceful and undisturbed possession of the subject matter of the lease.  Winning Edge is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or rule applicable to the operation of the owned or leased assets (the violation of which would have a Material Adverse Effect on its business), nor has Winning Edge received any written notice of violation with which it has not complied.

4.11

Owned Real Property.  Winning Edge does not own any real property.

4.12

Real Property Leases.  Section  of the Winning Edge Disclosure Letter lists all real property leased or subleased to Winning Edge.  Winning Edge has delivered or made available to ProGames correct and complete copies of the leases and subleases (as amended to date) listed in Section  of the Winning Edge Disclosure Letter.  With respect to each lease and sublease listed in Section  of the Winning Edge Disclosure Letter:

(a)

the lease or sublease is legal, valid, binding, enforceable and in full force and effect with respect to Winning Edge and, to Winning Edge’s knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, and will continue to be so following the Closing in accordance with the terms thereof as in effect prior to the Closing (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought);

(b)

Winning Edge is not in breach or default under any such lease or sublease and, to Winning Edge’s knowledge, no other party to the lease or sublease is in breach or default, and, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(c)

there are no oral agreements or forbearance programs in effect as to the lease or sublease;

(d)

Winning Edge has not received any written notice of any dispute with regards to any lease or sublease; and

(e)

Winning Edge has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

4.13

Intellectual Property.  Section  of the Winning Edge Disclosure Letter is a true and complete list of (i) all Intellectual Property presently owned or held by Winning Edge and (ii) any license agreements under which Winning Edge has access to any confidential information used by Winning Edge in its business (such licenses and agreements, collectively, the “Intellectual Property Rights”) necessary for the conduct of Winning Edge’s business as conducted and as currently proposed to be conducted by Winning Edge.  Winning Edge owns, or has the right to use, free and clear of all Security Interests, all of the Intellectual Property and the Intellectual Property Rights.    Except as set forth in the Disclosure Letter, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property and the Intellectual Property Rights, nor is Winning Edge bound by or a party to any options, licenses or agreements of any kind with respect to any of the Intellectual Property, the Intellectual Property Rights and the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.  Winning Edge has not received any communications alleging that Winning Edge has violated or, by conducting its business as conducted and as currently proposed to be conducted by Winning Edge, violates any Third Party Intellectual Property Rights and to Winning Edge’s knowledge, the business as conducted and as currently proposed to be conducted by Winning Edge will not cause Winning Edge to infringe or violate any Third Party Intellectual Property Rights.  There is no defect in the title to any of the Intellectual Property or, to the extent that Winning Edge has title to Intellectual Property Rights to any Intellectual Property Rights.  To Winning Edge’s knowledge, no officer, employee or director is obligated under any contract (including any license, covenant or commitment of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with the performance of such person’s duties as an officer, employee or director of Winning Edge, the use of such person’s best efforts to promote the interests of Winning Edge or Winning Edge’s business as conducted or as currently proposed to be conducted by Winning Edge.  No prior employer of any current or former employee of Winning Edge has any right, title or interest in the Intellectual Property and to Winning Edge’s knowledge, no person or entity has any right, title or interest in any Intellectual Property.  It is not and will not be with respect to the business as currently proposed to be conducted necessary for Winning Edge to use any inventions of any of its employees  made prior to their employment by Winning Edge.

4.14

Contracts.  Section  of the Winning Edge Disclosure Letter lists the following written arrangements (including, without limitation, written agreements) to which Winning Edge is a party:

(a)

any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $25,000 per annum including such lease arrangements with purchase commitments or similar obligations known to Winning Edge other than those listed pursuant to Section  in excess of $25,000;

(b)

any written arrangement (or group of related written arrangements) for the licensing or distribution of software, products or other personal property or for the furnishing or receipt of services, (i) which involves more than the sum of $25,000 per annum, (ii) in which Winning Edge has granted rights to license, sublicense or copy, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party, and (iii) which calls for performance by Winning Edge that as of the date hereof has not been fully completed;

(c)

any written arrangement establishing a partnership or joint venture;

(d)

any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(e)

a list of all parties to any written arrangement concerning confidentiality, non-disclosure or noncompetition;

(f)

any written arrangement involving any of the stockholders of Winning Edge or their Affiliates;

(g)

any written arrangement under which the consequences of a default or termination could have a Material Adverse Effect on Winning Edge;

(h)

any other written arrangement (or group of related written arrangements) either (i) involving (A) more than $25,000 and (B) performance by Winning Edge that as of the date hereof has not been fully completed, or (ii) not entered into in the ordinary course of business;

(i)

any written arrangement under which Winning Edge provides maintenance or support services to any third party with regard to Winning Edge’s products and any written arrangement containing a commitment by Winning Edge to provide support for any such products for more than one year from the date of this Agreement involving, in each case, more than $25,000 (other than arrangements which by their terms permit the customer to extend such services after the expiration of the initial one year term);

(j)

any written arrangement by which Winning Edge has agreed to make available any consulting, enablement consulting, or education services (i) having a value in excess of $25,000 and (ii) providing for performance by Winning Edge that as of the date hereof has not been fully completed; and

(k)

any other material contract or agreement as such terms are defined in Regulation S-K promulgated under the Securities Act, to which Winning Edge is a party.

Winning Edge has delivered to or made available to ProGames a correct and complete copy of each written arrangement.  With respect to each such written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect with respect to Winning Edge and, to Winning Edge’s knowledge, the written arrangement is legal, valid, binding and is enforceable and in full force and effect with respect to each other party thereto (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought); (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect against Winning Edge, and to Winning Edge’s knowledge against each other party thereto, immediately following the Closing in accordance with the terms thereof (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought) as in effect prior to the Closing; and (iii) Winning Edge is not in breach or default, and, to Winning Edge’s knowledge, no other party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; except, in each case, for breaches, defaults and events that would not have a Material Adverse Effect on Winning Edge.  Winning Edge is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section  of the Winning Edge Disclosure Letter under the terms of this Section .

4.15

Insurance.  Section  of the Winning Edge Disclosure Letter lists each insurance policy (including fire, theft, casualty, general liability, director and officer, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which Winning Edge is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year.  Section  of the Winning Edge Disclosure Letter lists each person or entity required to be listed as an additional insured under each such policy.  Each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect following the Closing.

Winning Edge is not in breach or default, and does not anticipate being in breach or default after Closing (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; except for any breach, default, event, termination, modification or acceleration that would not have a Material Adverse Effect on Winning Edge; and Winning Edge has not received any written notice or to Winning Edge’s knowledge, oral notice, from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general.  Winning Edge has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

4.16

Litigation.

(a)

Except as set forth and fully described in Section  of the Winning Edge Disclosure Letter, there are no:  (i) unsatisfied judgments, orders, decrees, stipulations or injunctions; or (ii) claims, complaints, actions, suits, proceedings or hearings or, to Winning Edge’s knowledge, investigations in or before any Governmental Entity or any arbitrator or to Winning Edge’s knowledge expected to be before any Governmental Entity or any arbitrator; to which Winning Edge, any officer, director, employee or agent of Winning Edge (in such person’s capacity as an officer, director, employee or agent of Winning Edge and not personally) is or was (for the two years prior to and including the date hereof) a party or, to the knowledge of Winning Edge, is threatened to be made a party.

(b)

There are no material agreements or other documents or instruments settling any claim, complaint, action, suit or other proceeding against Winning Edge.

4.17

Legal Compliance; Restrictions on Business Activities.  Winning Edge and Merger Sub and the conduct and operation of their business are in material compliance with each law (including rules, regulations and requirements thereunder) of any federal, state, local or foreign government or any Governmental Entity which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to Winning Edge or the Merger Sub or their respective businesses, except, in each case, where such non-compliance would not reasonably be expected to have a Material Adverse Effect on Winning Edge or the Merger Sub.  There is no agreement, judgment, injunction, order or decree binding upon Winning Edge or the Merger Sub which has or would reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Winning Edge or the Merger Sub, as currently contemplated by Winning Edge or the Merger Sub, and any acquisition of property of Winning Edge or the Merger Sub or the conduct of business by Winning Edge and the Merger Sub as currently conducted or proposed to be conducted.

4.18

Employees.

(a)

To Winning Edge’s knowledge, no employee has any plans to terminate employment with Winning Edge within six months of the date hereof.  Winning Edge is not a party to or bound by any collective bargaining agreement, nor has it experienced any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.  Winning Edge has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of Winning Edge.  Winning Edge is in compliance in all material respects with all currently applicable laws and regulations respecting wages, hours, occupational safety, or health, fair employment practices, and discrimination in employment terms and conditions, and is not engaged in any unfair labor practice except, in each case, where such practice or failure to comply would not reasonably be expected to have a Material Adverse Effect.  There are no pending claims against Winning Edge under any workers compensation plan or policy or for long term disability.  There are no proceedings pending or, to Winning Edge’s knowledge, threatened, between Winning Edge and its employees, which proceedings have or would reasonably be expected to have a Material Adverse Effect on Winning Edge.

(b)

Section  of the Winning Edge Disclosure Letter contains a list of employees whose employment has been terminated by Winning Edge in the ninety (90) days prior to Closing; including the name, address, date and reason for such termination.

4.19

Employee Benefits.

(a)

Section (a) of the Winning Edge Disclosure Letter contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by Winning Edge, or any ERISA Affiliate.  Complete and accurate copies of (i) all such Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all such unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years (or such shorter period with respect to which Winning Edge or any ERISA Affiliate has an obligation file Form 5500) for each Employee Benefit Plan, have been delivered or made available to ProGames.  Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of Winning Edge, and the ERISA Affiliates has met its obligations in all material respects with respect to such Employee Benefit Plan and has made all required contributions thereto within the time frames as prescribed by ERISA and the Code.  Winning Edge and all Employee Benefit Plans are in material compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

(b)

To Winning Edge’s knowledge, there are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

(c)

All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the remedial amendment period for requesting such determination has not yet expired, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification.

(d)

Neither Winning Edge nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(e)

At no time has Winning Edge or any ERISA Affiliate been obligated to contribute to any “multi-employer plan” (as defined in Section 4001(a)(3) of ERISA).

(f)

There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of Winning Edge (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under federal or state law.

(g)

No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by Winning Edge or any ERISA Affiliate that would subject Winning Edge or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

(h)

No Employee Benefit Plan is funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(i)

No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Winning Edge from amending or terminating any such Employee Benefit Plan.

(j)

Section (j) of the Winning Edge Disclosure Letter discloses each: (i) agreement with any director, executive officer or other key employee of Winning Edge (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving Winning Edge of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from Winning Edge that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding Winning Edge, including, without limitation, any option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

4.20

Permits.  Section  of the Winning Edge Disclosure Letter sets forth a list of all material Permits issued to or held by Winning Edge.  Such listed Permits are the only Permits that are required for Winning Edge to conduct its business as presently conducted, except for those the absence of which would not have a Material Adverse Effect on Winning Edge.  Each such Permit is in full force and effect and to Winning Edge’s knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.  Each such Permit will continue in full force and effect following the Closing.

4.21

Brokers’ Fees.  Neither Winning Edge nor the Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

4.22

Books and Records.

The minute books and other similar records of Winning Edge and Merger Sub contain true and complete records of all material actions taken at any meetings of their respective Boards of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meetings.

4.23

Banking Relationships and Investments.  Section  of the Winning Edge Disclosure Letter sets forth an accurate, correct and complete list of all banks and financial institutions in which Winning Edge has an account, deposit, safe-deposit box or borrowing relationship, factoring arrangement or other loan facility or relationship, including the names of all persons authorized to draw on those accounts or deposits, or to borrow under loan facilities, or to obtain access to such boxes.  The Winning Edge Disclosure Letter sets forth an accurate, correct and complete list of all Investments owned, beneficially or of record, by Winning Edge.  Winning Edge has good and legal title to all such Investments.

4.24

Environmental Protection.  No Hazardous Materials are or have been located in, on or about any of Winning Edge’s leased real property.  Winning Edge’s leased real property has not been used for the storage, manufacture or disposal of Hazardous Materials, and Winning Edge has not used, or provided permission to others to use, its leased real property for the storage, manufacture or disposal of Hazardous Materials.  Specifically, but without limitation, there are and have been no storage tanks located on any of Winning Edge’s leased real property.  No Hazardous Materials have been transported off site from ProGames’s leased real property.

4.25

Winning Edge and the Merger Sub Action.  The Board of Directors of Winning Edge and the Merger Sub have (i) determined that the Merger is fair and in the best interests of Winning Edge and the Merger Sub, and the stockholders of each of them, (ii) adopted this Agreement in accordance with the provisions of the Certificate of Incorporation and the Bylaws of each of the Merger Sub and Winning Edge, as the case may be, and the DGCL and (iii) directed that this Agreement, the Merger and the Reverse Stock Split be submitted to the stockholders for their adoption and approval and resolved to recommend that the stockholders vote in favor of the adoption of this Agreement and the approval of the Merger and the Reverse Stock Split.  No other corporate action (including stockholder action) is required to be taken by Winning Edge or the Merger Sub in connection with the consummation of the Merger and the transactions contemplated by this Agreement.

4.26

Access to Information.  Until the Closing, Winning Edge will allow ProGames and its agents reasonable access to the files, books, records and offices of Winning Edge and Merger Sub, including, without limitation, any and all information relating to Winning Edge’s taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition.  Winning Edge will cause its accountants to cooperate with ProGames and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

4.27

Merger Shares.  The Merger Shares have been duly authorized and, when issued in consideration for the conversion of ProGames Shares, as a result of the Merger and pursuant to the terms hereof, will be validly issued, fully paid and non-assessable, and not subject to any liens, pledges, charges, encumbrances, restrictions of any kind, preemptive rights or any other rights or interests of third parties or any other encumbrances, except for applicable securities law restrictions on transfer, including those imposed by Regulation D or Section 4(2) of the Securities Act and Rule 144 promulgated under the Securities Act and under applicable “blue sky” state securities laws.  Assuming that all of the holders of ProGames Shares are “accredited investors,” as such term is defined in Regulation D promulgated under the Securities Act, and that all such Persons have complied with all of the terms and conditions of this Agreement, the offer and sale of the Merger Shares under this Agreement will be exempt from the registration requirements of the Securities Act and in compliance with all federal and state securities laws.

4.28

Business of the Merger Sub.  The Merger Sub is not and has never been a party to any material agreements and has not conducted any activities other than in connection with the organization of the Merger Sub, the issuance of the Merger Sub Common Stock, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.  The Merger Sub has not incurred or assumed any expenses or liabilities prior to the Closing.

4.29

Qualification as a Reorganization.  Neither Winning Edge nor the Merger Sub has any plan or intention to both (a) discontinue (or cause the Surviving Corporation to discontinue) the historic business of the Surviving Corporation (assuming that the business of ProGames as of the date of the Merger is the Surviving Corporation’s historic business) and (b) cease (or cause the Surviving Corporation to cease) to use a significant portion of the Surviving Corporation’s historic business assets in a trade or business (assuming that the assets of ProGames as of the date of the Merger constitute the Surviving Corporation’s historic business assets).  Neither Winning Edge nor the Merger Sub has any plan or intention to cause the Surviving Corporation to dispose of assets following the Merger such that after the Merger the Surviving Corporation will no longer continue to hold (as such term is used in Code Section 368(a)(2)(E)(i)) substantially all of its assets and the assets of the Merger Sub.  For purposes of the foregoing, the term “substantially all” means at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of the Merger Sub and the Surviving Corporation.

4.30

Absence of Plans.  Since the date of its most recent SEC Report, other than as set forth in Sections  and , the Board of Directors of Winning Edge has not authorized any recapitalization, reclassification, spin-off, stock split, stock combination, stock or extraordinary cash dividend, or reverse split with respect to Winning Edge Stock.

4.31

Disclosure.  No representation or warranty by Winning Edge or the Merger Sub contained in this Agreement, including any statement contained in the Winning Edge Disclosure Letter, or any Closing Document contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.

ARTICLE V

COVENANTS

5.1

Best Efforts.  Each of the Parties shall use its best efforts, to the extent commercially reasonable, to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

5.2

Securities Laws.

(a)

Winning Edge, the Merger Sub, and the Surviving Corporation shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Winning Edge Stock in connection with the Merger.  ProGames shall use its best efforts, to the extent commercially reasonable, to assist Winning Edge as may be necessary to comply with such securities and blue sky laws.

(b)

So long as Winning Edge or any successor entity has securities registered under the Securities Act or the Exchange Act, Winning Edge or such successor entity shall file all reports required to be filed by it under the Securities Act and the Exchange Act, all to the extent required pursuant to Rule 144 to enable stockholders who exchange ProGames Shares for Winning Edge Stock pursuant to the terms of this Agreement to sell Winning Edge Stock pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

(c)

If at any time after the Effective Time, Winning Edge takes or fails to comply with its obligations under the immediately preceding paragraph (c), or if the Rule 144 is not available to the stockholders who exchange ProGames Shares for Winning Edge Stock pursuant to the terms of this Agreement as a result of any action taken or not taken by Winning Edge, then Winning Edge shall enter into a registration rights agreement with each such stockholder in form and substance reasonably acceptable to Winning Edge and such stockholder.

(d)

In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each shareholder of ProGames shall execute and deliver to Winning Edge an accredited investor questionnaire in substantially the same form as that attached hereto as Exhibit B.

(e)

In connection with the transaction contemplated by this Agreement, Winning Edge and ProGames shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of ProGames reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(f)

In order to more fully document reliance on the exemptions as provided herein, ProGames, the ProGames Shareholders, and Winning Edge shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as ProGames or Winning Edge and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(g)

In connection with the transaction contemplated by this Agreement, ProGames and Winning Edge shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the ProGames Shareholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(h)

In order to more fully document reliance on the exemptions as provided herein, ProGames, the ProGames Shareholders, and Winning Edge shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Winning Edge or ProGames and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

5.3

Reorganization.  Except for the transactions contemplated by this Agreement neither Winning Edge nor the Merger Sub will take any action, or cause the Surviving Corporation to take any action, which would have the result of disqualifying the Merger as a reorganization pursuant to Section 368(a)(2)(E) of the Code.  In addition, neither Winning Edge nor the Merger Sub will adopt any position (or cause the Surviving Corporation to adopt any position) which is inconsistent with the treatment of the Merger as a tax-free reorganization.

5.4

Reasonable Commercial Efforts and Further Assurances.  Each Party, at the reasonable request of another Party, and as soon as practicable, shall execute and deliver at the requesting Party’s expense such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

5.5

No Solicitation.  Neither Winning Edge nor ProGames, nor any of their respective subsidiaries, affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any person, entity or group concerning any merger, sale of substantial assets outside the ordinary course of business, sale of shares of capital stock or similar transaction involving itself or any of its subsidiaries or divisions (other than the transactions contemplated by this Agreement), provided that either of them may participate in negotiations with or furnish information to a third party if its Board of Directors, exercising reasonable judgment, believes that the failure to do so would be a breach of its fiduciary duty under applicable law. Each of Winning Edge and ProGames shall promptly advise the other of any such inquiries or proposals.  The Parties agree that the Merger represents a strategic merger of equals and that the “business judgment rule,” as interpreted under Delaware law, shall apply to any review of the discharge of fiduciary duty by the Board of Directors of either Party in connection with the Merger.

5.6

Indemnification.  All rights to indemnification and advancement of expenses existing in favor of those Persons who are or were directors, officers, agents or employees of ProGames or Winning Edge (the “Indemnified Persons”) for acts and omissions occurring prior to the Effective Time, as provided in ProGames’s and Winning Edge’s Certificate of Incorporation or by-laws (in each case as in effect as of the date of this Agreement), shall survive the Merger and shall be fully complied with by Winning Edge and the Surviving Corporation, to the fullest extent permitted by the laws of the State of Delaware.

5.7

Reverse Stock Split.  Winning Edge shall take all actions necessary (i) under its Certificate of Incorporation and Bylaws to effect a 1-for-30 reverse stock split, affecting all of Winning Edge’s capital stock, securities convertible into Winning Edge’s capital stock, and warrants, options and rights of any kind that represent a right receive, by purchase or otherwise, any shares of Winning Edge’s capital stock (the “Reverse Stock Split”) effective at or prior to the Closing Date and (ii) under SEC Rule 10b-17 to make a timely announcement of the record date for the Reverse Stock Split.

5.8

Series B Preferred Stock; Special Dividend.  Winning Edge shall create a new series of preferred stock with the powers, preferences, and relative participating, optional, and other rights, and the qualifications, limitations, and restrictions set forth on Exhibit C (the “Series B Preferred Stock”).  Prior to the Closing Date, Winning Edge shall declare and pay a special $10,000,000 dividend to holders of record of Winning Edge Stock as of the record date for such special dividend, payable in shares of Series B Preferred Stock (the “Special Dividend”) and shall make a timely announcement under SEC Rule 10b-17 of the record date for the Special Dividend.

5.9

Private Placement.  The Parties shall use their best efforts to obtain funding commitments, on terms agreeable to Winning Edge and ProGames, from one or more investment bankers to perform the Private Placement for the benefit of Winning Edge promptly following the Effective Time.

5.10

Officers and Directors of Winning Edge.  Winning Edge shall take all actions necessary to ensure that, effective as of the Effective Time, the officers and directors of Winning Edge shall be as set forth on Exhibit D.

5.11

Certain Employees.  Winning Edge shall use its best efforts to negotiate an employment agreement or consulting agreement with Messrs. Wayne Allyn Root, Jay O. Wright, Martin Gray, Jeff Johnson and Douglas R. Miller and each other employee of Winning Edge specified by ProGames in such form and upon such terms and conditions as are reasonably satisfactory to ProGames.

5.12

Notice of Redemption.  No fewer than eight days prior to the Closing Date, Winning Edge shall notify Laurus Master Fund, Ltd. (“Laurus”) that the Secured Convertible Term Note, dated October 29, 2004, held by Laurus shall be redeemed by Winning Edge at the Closing or as soon thereafter as is practicable.

5.13

Restructure of Bridge Financing.  The Parties shall use their best efforts to restructure (i) the Loan Agreement between Winning Edge and CSI Business Finance, Inc. (“CSIBF”), dated September 11, 2006, (ii) the Promissory Notes, dated September 11 , 2006 and September 21, 2006, issued by Winning Edge to CSIBF, (iii) the Pledge and Escrow Agreement, dated September 11, 2006, by and among Winning Edge, CSIBF and a third party escrow agent, (iv) the Insider Pledge and Escrow Agreement, dated September 11, 2006, by and among Winning Edge, CSIBF, Mr. Wayne Allyn Root and a third party escrow agent, (v) the Security Agreement, dated September 11, 2006, by and between Winning Edge and CSIBF, and (vi) the Subsidiary Security Agreement, dated September 11, 2006, by and between CSIBF and Global SportsEDGE, Inc., a wholly-owned subsidiary of Winning Edge (collectively, the “CSIBF Bridge Financing”), upon such terms and conditions as are reasonably satisfactory to Winning Edge and ProGames.

5.14

Renegotiation of Consulting Agreement.  Winning Edge shall use its best efforts to renegotiate the Consulting Agreement between Winning Edge and Turnaround Partners, Inc., dated as of June 1, 2006 (the “Turnaround Partners Agreement”), upon such terms and conditions as are reasonably satisfactory to ProGames.

5.15

Bank Accounts.  Winning Edge shall ensure that at the Effective Time Mr. Douglas R. Miller shall be removed as an authorized signatory from all of its bank accounts and that Mr. Martin Gray shall be added as an authorized signatory on all of its bank accounts.  Prior to the Effective Time, Winning Edge shall establish a new investment account as designated by ProGames, with Messrs. Jay O. Wright and Martin Gray designated as the only authorized signatories.

5.16

No Stock Issuances.  None of the Parties shall issue any shares of capital stock  or any other securities or any subscriptions, options, warrants, plans or other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of such Party, except as contemplated by this Agreement or pursuant to the exercise of any options or warrants or conversion of any debt outstanding on the date hereof in accordance with the terms thereof.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF MERGER

6.1

Conditions to Each Party’s Obligations.  The respective obligations of each Party to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions unless any such condition is waived, in writing, by the other Party:

(a)

this Agreement and the Merger shall have received Winning Edge Stockholder Approval and ProGames Stockholder Approval;

(b)

a minimum of $2,200,000 has been raised pursuant to the Private Placement and, except for the Closing, all conditions to the initial closing the Private Placement have been satisfied;

(c)

Winning Edge and ProGames shall be satisfied that the issuances of Winning Edge Stock in the transaction shall be exempt under Regulation D of the Securities Act and Section 4(2) of the Securities Act;

(d)

no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall have been issued, nor shall any proceeding brought by any Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

(e)

no proceeding in which ProGames, Winning Edge or the Merger Sub shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against ProGames, Winning Edge or the Merger Sub under any United States or state bankruptcy or insolvency law.

6.2

Conditions to Obligations of Winning Edge and the Merger Sub.  The obligation of each of Winning Edge and the Merger Sub to consummate the Merger is subject to the satisfaction of the following additional conditions, unless any such condition is waived, in writing, by Winning Edge:

(a)

ProGames shall have obtained all of the waivers, permits, consents, assignments, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in the ProGames Disclosure Letter, except for any which if not obtained or effected would not have a Material Adverse Effect on ProGames or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(b)

the representations and warranties of ProGames set forth in  shall be true and correct in all material respects as of the Closing Date, except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date;

(c)

ProGames shall have performed or complied with, in all material respects, its covenants set forth in  required to be performed or complied with under this Agreement prior to the Closing Date;

(d)

Winning Edge and the Merger Sub shall have received from the Secretary of ProGames a certificate (i) certifying ProGames Charter, (ii) certifying the Bylaws of ProGames, (iii) certifying the resolutions of the Board of Directors of ProGames, (vi) certifying the resolutions of the stockholders of ProGames, and (v) attesting to the incumbency of the officers of ProGames;

(e)

Winning Edge and the Merger Sub shall have received from the President of ProGames a certificate certifying (i) all of ProGames’s representations and warranties set forth in set forth in  continue to be true and correct in all material respects as of the Closing Date, except for representations and warranties made as of a specified date, which were true and correct in all material respects as of such date and (ii) ProGames has performed or complied with, in all material respects, all of its covenants set forth in  required to be performed or complied with under this Agreement prior to the Closing Date;

(f)

ProGames shall have delivered the certificates described in Section (a) hereof and all other documents required to be delivered to Winning Edge on or before the Closing Date;

(g)

ProGames shall have delivered the opinion of its counsel, Seyfarth Shaw LLP, in the form of opinion annexed hereto as Exhibit E; and

(h)

all actions to be taken by ProGames in connection with the consummation of the transactions contemplated hereby, and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Winning Edge and the Merger Sub.

6.3

Conditions to Obligations of ProGames.  The obligation of ProGames to consummate the Merger is subject to the satisfaction of the following additional conditions, unless any such condition is waived, in writing, by ProGames:

(a)

Winning Edge and the Merger Sub shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices (including, but not limited to any filings that are required with the SEC prior to the consummation of the Merger), except for any which if not obtained or effected would not have a Material Adverse Effect on Winning Edge or the Merger Sub or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(b)

the representations and warranties of Winning Edge and the Merger Sub set forth in   shall be true and correct in all material respects as of the Closing Date, except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date;

(c)

each of Winning Edge and the Merger Sub shall have performed or complied with, in all material respects, its respective agreements and covenants required to be performed or complied with under this Agreement prior to the Closing Date;

(d)

ProGames shall have received from the Secretary of Winning Edge a certificate (i) certifying the Certificate of Incorporation of Winning Edge, the Certificate of Amendment filed in connection with Section  and the Certificate of Designations filed in connection with Section , (ii) certifying the Bylaws of Winning Edge, (iii) certifying the resolutions of the Board of Directors of Winning Edge, and (iv) attesting to the incumbency of the officers of Winning Edge;

(e)

ProGames shall have received from the Secretary of the Merger Sub a certificate (i) certifying the Certificate of Incorporation of the Merger Sub, (ii) certifying the Bylaws of the Merger Sub, (iii) certifying the resolutions of the Board of Directors, (iv) certifying the resolutions of the sole stockholder of the Merger Sub, and (v) attesting to the incumbency of the officers of the Merger Sub;

(f)

ProGames shall have received from the President of Winning Edge a certificate certifying (i) all of Winning Edge’s representations and warranties set forth in set forth in  continue to be true and correct in all material respects as of the Closing Date, except for representations and warranties made as of a specified date, which were true and correct in all material respects as of such date and (ii) Winning Edge has performed or complied with, in all material respects, all of its covenants set forth in  required to be performed or complied with under this Agreement prior to the Closing Date;

(g)

ProGames shall have received from the President of Merger Sub a certificate certifying (i) all of Merger Sub’s representations and warranties set forth in set forth in  continue to be true and correct in all material respects as of the Closing Date, except for representations and warranties made as of a specified date, which were true and correct in all material respects as of such date and (ii) Merger Sub has performed or complied with, in all material respects, all of its covenants set forth in  required to be performed or complied with under this Agreement prior to the Closing Date;

(h)

Winning Edge shall have delivered the certificates described in Section (b) hereof, as applicable, and all other documents required to be delivered to Winning Edge on or before the Closing Date;

(i)

Winning Edge shall have delivered the opinion of its counsel, Victor D. Schwarz, P.C., in the form of opinion annexed hereto as Exhibit F;

(j)

Winning Edge shall have delivered an employment agreement with each of Messrs. Wayne Allyn Root, Jay O. Wright, Martin Gray, Jeff Johnson and Douglas R. Miller, each in such form and upon such terms and conditions as are reasonably acceptable to ProGames, dated the Closing Date and duly executed by an authorized officer of Winning Edge and the respective employee;

(k)

Winning Edge shall have delivered restructured CSIBF Bridge Financing documents in such form and upon such terms and conditions as are reasonably satisfactory to ProGames, dated the Closing Date and duly executed by an authorized officer of Winning Edge and CSIBF;

(l)

Winning Edge shall have delivered renegotiated Turnaround Partners Agreement in such form and upon such terms and conditions as are reasonably satisfactory to ProGames, dated the Closing Date and duly executed by an authorized officer of Winning Edge and Turnaround Partners, Inc.;

(m)

Winning Edge shall have delivered a tax opinion of an accounting firm reasonably acceptable to ProGames, in such form as is reasonably acceptable to ProGames; and

(n)

all actions to be taken by Winning Edge or Merger Sub in connection with the consummation of the transactions contemplated hereby, and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to ProGames.

6.4

Certain Waivers.  The Parties acknowledge and agree that if a Party has actual knowledge of any breach by any other Party of any representation, warranty, agreement or covenant contained in this Agreement, and such Party proceeds with the Closing, such Party shall be deemed to have irrevocably waived such breach for that particular breach only and such Party and its successors and assigns shall not be entitled to assert any right or to seek any remedy for any damages arising from any matters relating to such breach, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto.

ARTICLE VII

TERMINATION; INDEMNIFICATION

7.1

Termination of Agreement.  The Parties may terminate this Agreement prior to the Effective Time as provided below (provided that Merger Sub shall not be deemed a Party for the purposes of this Section ):

(a)

the Parties may terminate this Agreement by mutual written consent;

(b)

any Party may terminate this Agreement by giving written notice to the other Parties at any time;

(c)

any Party may terminate this Agreement by giving written notice to the other Parties upon the entry of any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger that has become final and nonappealable;

(d)

by either Party (i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the other Party contained in this Agreement such that the conditions set forth in  would not be satisfied and, in either such case, such breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the Effective Time; provided that no Party shall have the right to terminate this Agreement pursuant to this Section (d) if such Party (or, in the case of Winning Edge, Merger Sub) is then in material breach of any of its covenants or agreements contained in this Agreement, or (ii) if the Board of Directors of the other Party (A) shall have withdrawn, modified or changed in a manner adverse to the terminating Party its approval or recommendation of this Agreement or the Merger or (B) shall have shall have failed to approve or recommend this Agreement or the Merger by the proposed Closing Date; and

(e)

by either Party if the Closing shall not have taken place by the Termination Date.

7.2

Effect of Termination.

(a)

If any Party terminates this Agreement pursuant to Section (a), (c) or (e), all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, including the directors, officers, employees, agents, consultants, representatives, advisors, stockholders, members or Affiliates of any Party.

(b)

If any Party terminates this Agreement pursuant to Section (b), then the terminating Party of this Agreement shall pay $250,000 (the “Termination Fee”) to the other Party as promptly as reasonably practicable (and, in any event, within two Business Days following such termination), payable by wire transfer of same day funds, and all other obligations of the Parties hereunder shall terminate without any other liability of any Party to any other Party, including the directors, officers, employees, agents, consultants, representatives, advisors, stockholders, members or Affiliates of any Party or any third party, including any party with whom Winning Edge enters into a merger agreement or who is purchasing Winning Edge assets or securities, including Winning Edge Stock.

(c)

If Winning Edge terminates this Agreement for any reason other than pursuant to Section (c) and then enters into a merger agreement or a sale of all or substantially all of its assets with a party other than ProGames within sixty (60) days of the date of termination of this Agreement, Winning Edge shall pay the Termination Fee to ProGames  as promptly as reasonably practicable (and, in any event, within two Business Days following such termination), payable by wire transfer of same day funds, and all other obligations of the Parties hereunder shall terminate without any other liability of any Party to any other Party, including the directors, officers, employees, agents, consultants, representatives, advisors, stockholders, members or Affiliates of any Party.

(d)

If any Party terminates this Agreement pursuant to Section (d), then the Party in breach of this Agreement shall pay the Termination Fee to the terminating Party as promptly as reasonably practicable (and, in any event, within two Business Days following such termination), payable by wire transfer of same day funds, and all other obligations of the Parties hereunder shall terminate without any other liability of any Party to any other Party, including the directors, officers, employees, agents, consultants, representatives, advisors, stockholders, members or Affiliates of any Party or any third party, including any party with whom Winning Edge enters into a merger agreement or who is purchasing Winning Edge assets or securities, including Winning Edge Stock.

(e)

Notwithstanding the foregoing, the following obligations shall survive termination of this Agreement:  (i) the liability of any Party for any breach of this Agreement; (ii) the obligations relating to press releases and announcements, as provided in Section ; and (iii) each Party’s obligation to bear certain fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the transactions contemplated herein as provided in Section .

(f)

The parties hereby agree the Termination Fee shall be considered a liquidating damage fee and be complete and full payment of any and all liabilities, damages and expenses incurred under this Agreement by either Party and such Termination Fee shall cover any and all liability, damage and causes of action resulting from any breach of this Agreement by either Party and such Party receiving the Termination Fee shall sign a general release and waiver of liability relinquishing any and all claims, causes of action and damages related to this Agreement and any and all relationships and understandings among the Parties including their respective directors, officers, employees, agents, consultants, representatives, advisors, stockholders and members or affiliates of any party and any third party contracting with any of the Parties.

7.3

Amendment.  Subject to applicable law, the Parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the Parties.

7.4

Extension, Waiver.  At any time prior the Effective Time, any Party may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein.  Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

7.5

Survival of Representations, Warranties and Covenants.

(a)

All representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other Parties to this Agreement, until the earlier of the termination of this Agreement or one (1) year after the Closing Date (the “Survival Period”), whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period). The Parties post-closing remedies for a breach are not limited by the pre-closing discovery of a breach.

(b)

All covenants of the parties contained in this Agreement shall remain operative for such periods of time as necessary for the applicable Party to fulfill such covenant, unless otherwise agreed in writing by the other Parties.

7.6

Indemnification of Winning Edge.  Subject to the limitations set forth in this , ProGames, agrees to indemnify and hold harmless Winning Edge and its officers, directors, agents and employees, and each person, if any, who controls or may control Winning Edge within the meaning of the Securities Act from and against any and all damages:

(a)

Arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by ProGames in this Agreement or any certificate, document or instrument delivered by or on behalf of ProGames pursuant hereto; or

(b)

Resulting from any failure of the stockholders to have good, valid and marketable title to the issued and outstanding ProGames Shares held by them, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or to have full right, capacity and authority to vote such ProGames Shares in favor of the Merger and the other transactions contemplated by the Merger Agreement.

The foregoing are collectively referred to as the “Winning Edge Indemnity Claims.”

7.7

Indemnification of ProGames.  Subject to the limitations set forth in this , Winning Edge and Merger Sub agree to jointly and severally indemnify and hold harmless ProGames and its officers, directors, agents and employees, from and against any and all damages:

(a)

Arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Winning Edge or Merger Sub in this Agreement or any certificate, document or instrument delivered by or on behalf of Winning Edge or Merger Sub pursuant hereto; or

(b)

Resulting from any failure of Winning Edge to have good, valid and marketable title to the fully paid nonassessable shares of Winning Edge Stock constituting all or any part of the Merger Shares, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or to have full right, capacity and authority to cause all of the shares representing such Winning Edge Stock to be issued to ProGames stockholders in connection with the conversion of each share of ProGames Shares as contemplated by this Agreement.

The foregoing are collectively referred to as the “ProGames Indemnity Claims.”  ProGames Indemnity Claims together with Winning Edge Indemnity Claims are collectively referred to as the “Indemnity Claims.”

7.8

General Notice and Procedural Requirements for Indemnity Claims.  Notwithstanding the foregoing, the party or person having the indemnity obligation under this  (the “Indemnifying Party”), shall be obligated to indemnify and hold harmless the party or person entitled to indemnity under this  (the “Indemnified Party”), only with respect to any Indemnity Claims of which the Indemnified Party notifies with specificity the Indemnifying Party in accordance with Section  of this Agreement and, if applicable, within the following time period: (i) with regard to any representation or warranty under this Agreement, prior to the end of the Survival Period of such representation or warranty (unless such Indemnity Claim relates to a claim arising prior to the termination of the Survival Period, in which case the time period shall be extended to thirty (30) days after such Indemnity Claim is first received by an Indemnified Party); or (ii) with regard to any covenant under this Agreement which by its terms expires, prior to the end of the survival period relating to such covenant (unless such Indemnity Claim relates to a claim arising prior to the termination of the applicable survival period, in which case the time period shall be extended to thirty (30) days after such Indemnity Claim is first received by an Indemnified Party).

7.9

Notice and Procedural Requirements for Third Party Claims.  If a complaint, claim or legal action is brought by a third party (a “Third Party Claim”) as to which an Indemnified Party is entitled to indemnification, the Indemnified Party shall give written notice of such Third Party Claim to the Indemnifying Party in accordance with Section  of this Agreement promptly after the Indemnified Party receives notice thereof, which notice shall include a copy of any letter, complaint or similar writing received by the Indemnified Party; provided however, that any failure to provide or delay in providing such information shall not constitute a bar or defense to indemnification except to the extent the Indemnifying Party has been prejudiced thereby.

The Indemnifying Party shall have the right to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election so to assume the defense of such Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim except as hereinafter provided.  If the Indemnifying Party elects to assume such defense and select counsel, the Indemnified Party may participate in such defense through its own separate counsel, but the fees and expenses of such counsel shall be borne by the Indemnified Party unless: (i) otherwise specifically agreed by the Indemnifying Party; or  (ii) counsel selected by the Indemnifying Party determines that because of a conflict of interest between the Indemnifying Party and the Indemnified Party such counsel for the Indemnifying Party cannot adequately represent both parties in conducting the defense of such action.  In the event the Indemnified Party maintains separate counsel because counsel selected by the Indemnifying Party has determined that such counsel cannot adequately represent both parties because of a conflict of interest between the Indemnifying Party and the Indemnified Party, then the Indemnifying Party shall not have the right to direct the defense of such Third Party Claim on behalf of the Indemnified Party.

The failure of the Indemnifying Party to notify an Indemnified Party of its election to defend such Third Party Claim within thirty (30) days after notice thereof was given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its rights to defend such Third Party Claim.

If the Indemnifying Party assumes the defense of a Third Party Claim, the obligations of the Indemnifying Party shall include taking all steps necessary in the defense of such Third Party Claim and holding the Indemnified Party harmless from and against any and all Damages caused or arising out of any settlement approved by the Indemnified Party or any judgment in connection with the claim or litigation.

If the Indemnifying Party does not assume the defense of such Third Party Claim in accordance with this Section, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate; provided, however, that the Indemnified Party may not settle such Third Party Claim without the prior written consent of the Indemnifying Party; provided that the Indemnifying Party may not withhold such consent unless it has provided security of a type and in an amount reasonably acceptable to the Indemnified Party for the payment of its indemnification obligations with respect to such Third Party Claim.  The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of Damages caused or arising out of any judgment rendered with respect to such Third Party Claim, and for all costs and expenses incurred by the Indemnified Party in the defense of such claim.

The Indemnifying Party may settle any Third Party Claim in its sole discretion without the prior written consent of the Indemnified Party, provided that such settlement involves only the payment of cash by the Indemnifying Party to the claimant and does not impose any other obligation on the Indemnifying Party or any liability or obligation on the Indemnified Party.

7.10

Notice and Procedural Requirements for Direct Claims.  Any claim for indemnification by an Indemnified Party on account of Damages which do not result from a Third Party Claim (a “Direct Claim”) shall be asserted by giving the Indemnifying Party reasonably prompt notice thereof in accordance with Section  of this Agreement; provided, however, that any failure to provide, or delay in providing, such notification shall not constitute a bar or defense to indemnification except to the extent the Indemnifying Party has been prejudiced thereby.  After receiving notice of a Direct Claim, the Indemnifying Party will have a period of thirty (30) days within which to respond in writing to such Direct Claim.  If the Indemnifying Party rejects such claim or does not respond within such thirty (30) day period (in which case the Indemnifying Party will be deemed to have rejected such claim), the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this .

7.11

Maximum Liability.  Notwithstanding anything to the contrary in this Agreement, in no event will an Indemnifying Party’s indemnity obligations under this  in the aggregate exceed $250,000.

ARTICLE VIII

MISCELLANEOUS

8.1

No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

8.2

Entire Agreement.  This Agreement, the ProGames Disclosure Letter, the Winning Edge Disclosure Letter, the Schedules, the Exhibits, the documents and instruments and other agreements among the parties referred to herein constitute the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

8.3

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, heirs, legal representatives and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

8.4

Public Announcement.  Upon execution of this Agreement, Winning Edge and ProGames will issue a press release approved by both parties announcing the Merger.  Thereafter, Winning Edge and ProGames may issue such press releases, and make such other disclosures regarding the Merger, as each determines are required under applicable securities laws or regulatory rules, any such press releases being subject to the prior approval, not to be unreasonably withheld, of the other party.  Any press releases by Winning Edge will be filed under Form 8-K with the Securities Exchange Commission.

8.5

Confidentiality.  Winning Edge and ProGames each recognize that they have received and will receive confidential information concerning the other during the course of the Merger negotiations and preparations.  Accordingly, Winning Edge and ProGames each agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions.  The obligations of this section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party, or (iv) is required to be disclosed by law, including with the Securities and Exchange Commission.  If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

8.6

Counterparts, Facsimile Signatures.  This Agreement may be executed with counterpart signature pages or in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signatures.

8.7

Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.8

Notices.  All notices, requests, demands, claims, and other communications hereunder (each a “Notice”) shall be in writing.  Any Notice shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable nationwide overnight courier service, charges prepaid or (c) sent via facsimile (with acknowledgment of complete transmission) with a confirmation copy by registered or certified mail or overnight courier as aforesaid, in each case to the intended recipient as set forth below:

If to ProGames:

ProGames Network, Inc.

6901 SW 63rd Court

Miami, FL 33143

Attention:  Martin Gray, CEO

Facsimile:  (305) 740-7491

Copies to:

Mobilepro Corp.

6701 Democracy Boulevard

Suite 202

Bethesda, MD  20817

Attention:  Jay O. Wright, Chairman

Facsimile:  (301) 315-9027

Seyfarth Shaw LLP

815 Connecticut Avenue, N.W.

Suite 500

Washington, DC  20006

Attention:  Ernest Stern, Esq.

Facsimile:  (202) 828-5393

If to Winning Edge or Merger Sub:

Winning Edge International, Inc.

5052 S. Jones Boulevard

Las Vegas, NV 89118

Attention:  Wayne Allyn Root, CEO

Facsimile:  (702) 967-6002

Copy to:

Victor D. Schwarz, P.C.

4764 South 900 East, Suite 3(A)

Salt Lake City, Utah 84117

Facsimile:  (801) 685-0949

Each Notice shall be deemed to have been given and effective upon receipt (or refusal of receipt).  Any Party may change the address to which Notices hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.9

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.  In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of the any federal court or state court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal court or a state court located in the State of Delaware.

8.10

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

8.11

Expenses; Attorney’s Fees.  In the event that the Merger is consummated, all federal and state regulatory and transfer agent fees of Winning Edge and the Merger Sub in connection with the Merger, including all legal and accounting fees, shall be paid out of the proceeds from the financing.  In addition, with respect to all other costs and expenses relating to the Merger, each of Winning Edge and ProGames shall be responsible for and bear all of their own costs and expenses.    Except as set forth in Section , all Parties shall pay their own expenses if the Merger is not consummated.  Notwithstanding the foregoing, if any Party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party in such legal action shall be entitled to recover from the other Party all reasonable attorney’s fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

8.12

Disclosure Letters.  The ProGames Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections contained in this Agreement, and the information disclosed in any numbered or lettered part shall qualify only (a) the corresponding section of this Agreement and (b) other sections of  to the extent it is clear (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure is applicable to such other sections.  The Winning Edge Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections contained in this Agreement, and the information disclosed in any numbered or lettered part shall qualify only (a) the corresponding section of this Agreement, and (b) other sections of  to the extent it is clear (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure is applicable to such other sections.  The inclusion of any information in the ProGames Disclosure Letter or the Winning Edge Disclosure Letter shall not be deemed to be an admission or acknowledgment that such information is required to be included herein, is material, has or would have a Material Adverse Effect, or is outside the ordinary course of business.

8.13

Construction.  The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

8.14

Incorporation of Exhibits and Schedules.  The Exhibits, the Schedules, the Winning Edge Disclosure Letter and the ProGames Disclosure Letter identified in this Agreement are incorporated herein by reference and made a part hereof.

[Signatures begin on following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

WINNING EDGE:	WINNING EDGE INTERNATIONAL, INC. By: /s/ Name: Wayne Allyn Root Title: Chairman and CEO
MERGER SUB:	PROGAMES ACQUISITION CORP. By: /s/ Name: Wayne Allyn Root Title: Chairman and CEO
PROGAMES:	PROGAMES NETWORK, INC. By: /s/ Name: Martin Gray Title: President

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EXHIBIT A

Financial Statements

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EXHIBIT B

Form of Accredited Investor Questionnaire

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EXHIBIT C

Series B Preferred Stock

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EXHIBIT D

Officers and Directors of Winning Edge After the Merger

Jay O. Wright	Chairman and a Director
Martin Gray	President, Chief Executive Officer and a Director
Wayne Allyn Root	Vice Chairman and a Director
Harlan Goodson	Director
Frank Catania	Director
Robert Seale	Director

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EXHIBIT E

Form of Opinion of Seyfarth Shaw LLP

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EXHIBIT F

Form of Opinion of Victor D. Schwarz, P.C.

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